EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors of Interlink Electronics, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated March 9, 1998 included in this Form 10-K, into the Company's previously filed Registration Statement. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.



                                       ARTHUR ANDERSEN LLP

                                       Arthur Andersen LLP

Los Angeles, California
March 23, 1998